Exhibit 10.1

FORM OF STOCK OPTION AGREEMENT

THIS AGREEMENT made as of December____, 2011, by and between China BCT Pharmacy Group, Inc., a Delaware corporation (the “Company”), and ___________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted the China BCT Pharmacy Group, Inc. 2010 Omnibus Securities and Incentive Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates; however, the option herein is not granted pursuant to the Plan, and

WHEREAS, the Board of the Directors has the authority to grant options for the purchase of the Company’s common stock; and

WHEREAS, the Board of Directors (the “Board”) has granted the Optionee an Option in its resolutions dated December 16, 2011,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1. Definitions.

This Option is granted pursuant to the Board’s authority to grant option and is not granted under the Plan. Notwithstanding the foregoing, all of the terms and conditions set forth in the Plan are incorporated herein to the extent applicable in the context of a non-Plan grant of stock options, and the Optionee hereby agrees that the Option and all rights of the Optionee under this Agreement are subject to such terms and conditions. To the extent that the provisions of this Agreement conflict, directly or by implication, with those of the Plan, this Agreement shall prevail. The Optionee agrees to be bound by the terms of this Agreement, including all incorporated provisions. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Grant of Option.

The Board hereby grants to the Optionee an option to purchase ______shares of the Company’s Common Stock (“Shares”) at an exercise price (the “Option Price”) per Share of $2.00 (the “Option”). The Option is intended by the Board to be a Non-Qualified Stock Option and the provisions hereof shall be interpreted on a basis consistent with such intent.

3. Option Terms and Exercise Period.

(a) The Option shall be exercised, and payment by the Optionee of the Option Price shall be made, pursuant to this Agreement as well as the terms of the Plan to the extent that they are applicable in the context of this non-Plan grant of stock options.

(b) Cashless Exercise: Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Option Price at the date of the Option’s exercise, in lieu of exercising this Option for cash, the Optionee may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being canceled) (the “Cashless Exercise”) with the properly endorsed election to purchase with the Cashless Exercise election in which event the Company shall issue to the Optionee that number of shares of Common Stock determined according to the following formula:

X = Y (A-C)
A

Where	X =	the number of shares of Common Stock to be issued to the Optionee
	Y =	the number of shares of the Option or, if only a portion of the Option is being exercised, the portion of the Option being canceled
	A =	the Fair Market Value of one share of Common Stock as defined below
	C =	Option Price

(c) All or any part of the Option may be exercised by the Optionee no later than the tenth (10th) anniversary of the date of this Agreement.

(d) This Agreement and the Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the date of this Agreement, or (ii) the date as of which the Option has been fully exercised.

4. Vesting.

(a) 50% of the Option shall vest and become exercisable immediately and the remaining 50% of the Option shall vest and become exercisable on December 31, 2012. The options hereof may only be exercised to the extent that such options have become vested and exercisable. The vesting schedule requires continued employment or services through each applicable vesting date as a condition to the vesting of the applicable installment of such options and the rights and benefits under this stock option agreement. Regardless of reason for termination of the Optionee’s employment or services, employment or services for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate such vesting or avoid or mitigate a termination of rights and benefits under this stock option agreement.

(b) In the event of a Change in Control of the Company, any portion of the Option that has not become vested and exercisable shall immediately vest and become exercisable. For purposes of this Agreement, “Change in Control” means a change in ownership or control of the Company effected through a bona fide sale of the outstanding share capital of the Company or of the assets of the Company by the holder(s) thereof to any individual or entity pursuant to which such individual or entity, together with its affiliates, acquires (i) a majority of the outstanding share capital of the Company (whether by merger, consolidation, sale or transfer of share capital or otherwise) or (ii) all or substantially all the assets of the Company (determined on a consolidated basis), including without limitation, all or substantially all the intellectual properties of the Company.

5. Termination of Employment.

Notwithstanding anything in the Plan, Section 4 of this Agreement shall apply.

6. Restrictions on Transfer of Option.

This Agreement and the Option shall not be transferable otherwise than (a) by will or by the laws of descent and distribution or (b) by gift to any Family Member of the Optionee, and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee, except on account of the Optionee’s Permanent and Total Disability or death, and solely by the transferee in the case of a transfer by gift to a Family Member of the Optionee.

7. Exercise of Option.

(a) The Option shall become exercisable at such time as shall be provided herein and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b) Subject to Sections 3 (b), 7(c) and 7(d), Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash, in Shares, or part in cash and part in Shares. Shares transferred in payment of the Option Price shall be valued as of the date of transfer based on their Fair Market Value.

(c) The Option Price may be paid, in whole or in part, by (i) an immediate market sale or margin loan as to all or a part of the Shares which the Optionee shall be entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Optionee of the Option Price (or portion thereof to be so paid), (ii) the delivery of the Shares from the Company directly to a brokerage firm, and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company.

(d) The Option Price may be paid, in whole or in part, by reducing the number of Shares to be issued upon exercise of the Option by the number of Shares having an aggregate Fair Market Value equal to the Option Price (or portion thereof to be so paid) as of the date of the Option’s exercise.

8. Regulation by the Committee.

This Agreement and the Option shall be subject to such administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution or by gift to a Family Member of the Optionee.

9. Rights as a Stockholder.

The Optionee shall have no rights as a stockholder with respect to Shares subject to the Option until the Shares of Common Stock which are the subject of the Option have been issued to the Optionee.

10. Reservation of Shares.

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option Price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

11. Delivery of Share Certificates.

Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

12. Withholding.

In the event the Optionee elects to exercise the Option (or any part thereof), the Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the issuance of Shares to the Optionee to satisfy its withholding obligations under any and all federal, state or local tax rules or regulations.

13. Amendment.

The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Optionee (unless such amendment is required in order to cause the Award hereunder to qualify as “performance-based” compensation within the meaning of Section 162 (m) of the Code and applicable interpretive authority thereunder).

14. Plan Terms.

The terms of the Plan are hereby incorporated herein by reference to the extent they are applicable in the context of a non-Plan grant of stock options.

15. Option Grant Date.

The Option grant date shall be the date when the Board grants the Option to the Optionee.

16. Optionee Acknowledgment.

By executing this Agreement, the Optionee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan (as applicable) and this Agreement.

(Signatures on following page)

Optionee: By:__________________________	CHINA BCT PHARMACY GROUP, INC. By:________________________________